As filed with the Securities and Exchange Commission on July 25, 2005
Registration No. 333-124117

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to the
Form S-1
Registration Statement
Under
The Securities Act of 1933

PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1731 (Primary Standard Industrial Classification Code Number)	20-3112047 (I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Castaneda
Chief Financial Officer
Pike Electric Corporation
100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Clayton Johnson, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000 Fax: (212) 474-3700	Arthur D. Robinson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000 Fax: (212) 455-2502
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	per Unit	Offering Price(1)(2)	Registration Fee(2)

Common Stock, par value $0.001 per share	15,525,000	$16.00	$248,400,000	$29,237(3)

(1)	Includes shares to be sold upon exercise of the underwriters’ over-allotment option. See “Underwriting.”

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.
(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-124117) of Pike Electric Corporation is being filed solely to amend Item 16(a) of Part II by listing Exhibit 4.1 Specimen Stock Certificate. Exhibit 4.1 was previously filed with Amendment No. 4 to the Registration Statement but was omitted from the exhibit index. This Amendment No. 5 does not modify any provision of the Prospectus constituting Part I or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 5.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit
Number	Description

1.1	Underwriting Agreement.†
2.1	Recapitalization and Investment Agreement, dated as of March 15, 2002, by and among LGB Pike LLC, LGB Acquisition Corp., Pike Electric, Inc., Pike Equipment and Supply Company, Pike Merger Sub, Inc. and certain stockholders.†
2.2	Amendment Agreement and Consent, dated as of April 11, 2002, to the Recapitalization and Investment Agreement, dated as of March 15, 2002, by and among LGB Pike LLC, LGB Acquisition Corp., Pike Electric, Inc., Pike Equipment and Supply Company, Pike Merger Sub, Inc. and certain stockholders.†
3.1	Certificate of Incorporation of Pike Electric Corporation.†
3.3	Bylaws of Pike Electric Corporation.†
4.1	Specimen Stock Certificate.†
5.1	Opinion of Cravath, Swaine & Moore LLP.†
10.1	2005 Employee Stock Purchase Plan.†
10.2	2002 Stock Option Plan A.†
10.3	2002 Stock Option Plan B.†
10.4	Amended and Restated Credit Agreement, dated as of July 1, 2004, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.5	First Amendment to the Amended and Restated Credit Agreement, dated as of December 10, 2004, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.6	Stockholders Agreement, dated April 18, 2002, among Pike Holdings, Inc., LGB Pike LLC, certain rollover holders and certain management stockholders.†
10.7	Management Advisory Services Agreement, dated April 18, 2002, between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†
10.8	Amendment Agreement, dated as of July 1, 2004, to the Management Advisory Services Agreement, dated April 18, 2002, between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†
10.9	Amended and Restated Employment Agreement, dated as of July 20, 2005, between J. Eric Pike and Pike Electric Corporation.†
10.10	Letter Agreement, dated as of March 15, 2002, between Joe B. Pike and LGB Pike LLC.†
10.11	Second Amendment to the Amended and Restated Credit Agreement, dated as of June 27, 2005, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.12	Termination Agreement, dated as of June 23, 2005, between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†

Exhibit
Number	Description

10.13	Addendum, dated June 13, 2005, to the Stockholders Agreement dated April 18, 2004, among Pike Holdings, Inc., LGB Pike LLC, certain rollover holders and certain management stockholders.†
10.14	Arrangement with Mr. Castaneda.†
10.15	2005 Omnibus Incentive Compensation Plan.†
10.16	Amendment, dated July 21, 2005, to the Stockholders Agreement dated April 18, 2002, among Pike Electric Corporation as successor to Pike Holdings, Inc., LGB Pike II LLC as successor to LGB Pike LLC, certain rollover holders and certain management stockholders.†
21.1	List of subsidiaries of Pike Electric Corporation.†
23.1	Consent of Ernst & Young LLP.†
23.2	Consent of Dixon Hughes PLLC.†
23.3	Consent of Grant Thornton LLP.†
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.5	Consent of Appraisal Economics, Inc.†
23.6	Consent to Serve as Director of Alan E. Goldberg.†
23.7	Consent to Serve as Director of Robert D. Lindsay.†
23.8	Consent to Serve as Director of Stuart S. Janney III.†
23.9	Consent to Serve as Director of Adam P. Godfrey.†
23.10	Consent to Serve as Director of James R. Helvey III.†
24.1	Powers of Attorney (included on signature page of Amendment No. 3 to this Registration Statement).

†	Previously filed.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mount Airy, North Carolina, on the 25th day of July, 2005.

PIKE ELECTRIC CORPORATION

By:	*

Name: J. Eric Pike

Title:	President, Chief Executive Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

* J. Eric Pike		President, Chief Executive Officer and Director	July 25, 2005

/s/ Mark Castaneda Mark Castaneda		Chief Financial Officer	July 25, 2005

* David J. Mills		Controller	July 25, 2005

* J. Russell Triedman		Director	July 25, 2005

*By:	/s/ Mark Castaneda Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement.†
2.1	Recapitalization and Investment Agreement, dated as of March 15, 2002, by and among LGB Pike LLC, LGB Acquisition Corp., Pike Electric, Inc., Pike Equipment and Supply Company, Pike Merger Sub, Inc. and certain stockholders.†
2.2	Amendment Agreement and Consent, dated as of April 11, 2002, to the Recapitalization and Investment Agreement, dated as of March 15, 2002, by and among LGB Pike LLC, LGB Acquisition Corp., Pike Electric, Inc., Pike Equipment and Supply Company, Pike Merger Sub, Inc. and certain stockholders.†
3.1	Certificate of Incorporation of Pike Electric Corporation.†
3.3	Bylaws of Pike Electric Corporation.†
4.1	Specimen Stock Certificate.†
5.1	Opinion of Cravath, Swaine & Moore LLP.†
10.1	2005 Employee Stock Purchase Plan.†
10.2	2002 Stock Option Plan A.†
10.3	2002 Stock Option Plan B.†
10.4	Amended and Restated Credit Agreement, dated as of July 1, 2004, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.5	First Amendment to the Amended and Restated Credit Agreement, dated as of December 10, 2004, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.6	Stockholders Agreement, dated April 18, 2002, among Pike Holdings, Inc., LGB Pike LLC, certain rollover holders and certain management stockholders.†
10.7	Management Advisory Services Agreement, dated April 18, 2002, between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†
10.8	Amendment Agreement, dated as of July 1, 2004, to the Management Advisory Services Agreement, dated April 18, 2002 between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†
10.9	Amended and Restated Employment Agreement, dated as of July 20, 2005, between J. Eric Pike and Pike Electric Corporation.†
10.10	Letter Agreement, dated as of March 15, 2002, between Joe B. Pike and LGB Pike LLC.†
10.11	Second Amendment to the Amended and Restated Credit Agreement, dated as of June 27, 2005, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.†
10.12	Termination Agreement, dated as of June 23, 2005, between Pike Electric, Inc. and Goldberg Lindsay & Co. LLC.†
10.13	Addendum, dated June 13, 2005, to the Stockholders Agreement dated April 18, 2002, among Pike Holdings, Inc., LGB Pike LLC, certain rollover holders and certain management stockholders.†
10.14	Arrangement with Mr. Castaneda.†
10.15	2005 Omnibus Incentive Compensation Plan.†
10.16	Amendment, dated July 21, 2005, to the Stockholders Agreement dated April 18, 2002, among Pike Electric Corporation as successor to Pike Holdings, Inc., LGB Pike II LLC as successor to LGB Pike LLC, certain rollover holders and certain management stockholders.†
21.1	List of subsidiaries of Pike Electric Corporation.†
23.1	Consent of Ernst & Young LLP.†
23.2	Consent of Dixon Hughes PLLC.†
23.3	Consent of Grant Thornton LLP.†
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.5	Consent of Appraisal Economics, Inc.†
23.6	Consent to Serve as Director of Alan E. Goldberg.†

Exhibit
Number	Description

23.7	Consent to Serve as Director of Robert D. Lindsay.†
23.8	Consent to Serve as Director of Stuart S. Janney III.†
23.9	Consent to Serve as Director of Adam P. Godfrey.†
23.10	Consent to Serve as Director of James R. Helvey III.†
24.1	Powers of Attorney (included on signature page of Amendment No. 3 to this Registration Statement).

†	Previously filed.